GENVEC, INC.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned Officers and Directors of GenVec, Inc., a Delaware corporation (the “Corporation”), hereby constitute and appoint Paul H. Fischer, Ph.D., and Douglas J. Swirsky, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and any one or more of them, to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation the Registration Statement on Form S-8 of the Corporation to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and any amendment or amendments to such Registration Statement, relating to securities of the Corporation acquired under or to be offered under the GenVec, Inc. Amended and Restated 2002 Stock Incentive Plan, as amended, and the undersigned hereby ratify and confirm all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

Date	Name	Title

September 25, 2008	/s/ Paul H. Fischer, Ph.D.	President, Chief Executive
	Paul H. Fischer, Ph.D.	Officer and Director

September 25, 2008	/s/ Zola P. Horovitz, Ph.D.	Chairman
Zola P. Horovitz, Ph.D.

September 25, 2008	/s/ Wayne T. Hockmeyer, Ph.D.	Director
Wayne T. Hockmeyer, Ph.D.

September 25, 2008	/s/ William N. Kelley, M.D.	Director
William N. Kelley, M.D.

September 25, 2008	/s/ Kevin M. Rooney	Director
Kevin M. Rooney

September 25, 2008	/s/ Joshua Ruch	Director
Joshua Ruch

September 25, 2008	/s/ Marc R. Schneebaum	Director
Marc R. Schneebaum